SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2003

Leap Wireless International, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-29752 (Commission File Number)	33-0811062 (I.R.S. Employer Identification No.)

10307 Pacific Center Court, San Diego, California (Address of Principal Executive Offices)	92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 882-6000

Item 5. Other Events
Item 7. Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 2.2

     This Current Report on Form 8-K is filed by Leap Wireless International, Inc., a Delaware corporation (“Leap” or the “Company”), in connection with the matters described herein.

Item 5. Other Events.

     On July 8, 2003, Leap, Cricket Communications, Inc., a Delaware corporation and wholly owned indirect subsidiary of Leap (“Cricket”), and substantially all of their subsidiaries, as debtors and debtors-in-possession, filed a Third Amended Joint Plan of Reorganization (the “Plan”) and a related disclosure statement (the “Disclosure Statement”) with the United States Bankruptcy Court for the Southern District of California (the “Court”). Copies of the Plan and the Disclosure Statement are attached hereto as Exhibits 2.1 and 2.2, respectively.

     Generally, federal bankruptcy law does not permit solicitation of acceptances of a plan of reorganization until the Court approves the applicable disclosure statement relating to the plan as providing adequate information that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the plan, which has not yet occurred. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan. Leap and Cricket will emerge from Chapter 11 if and when the Disclosure Statement receives the requisite Court approval, the Plan receives the requisite stakeholder approval, the Plan is confirmed by the Court, and all conditions to the effectiveness of the Plan have been satisfied or waived, including the receipt of approval from the Federal Communications Commission.

Item 7. Exhibits.

     (c)  Exhibits.

Exhibit
Number	Description of Exhibit

2.1	Third Amended Joint Plan of Reorganization, dated as of July 8, 2003.

2.2	Disclosure Statement Accompanying Third Amended Joint Plan of Reorganization, dated as of July 8, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2003	LEAP WIRELESS INTERNATIONAL, INC.

	By:	/s/ HARVEY P. WHITE Harvey P. White Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

2.1	Third Amended Joint Plan of Reorganization, dated as of July 8, 2003.

2.2	Disclosure Statement Accompanying Third Amended Joint Plan of Reorganization, dated as of July 8, 2003.